EXHIBIT 23(a)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Clorox Company on Form S-8 of our report dated August 8, 1996, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.


/s/ DELOITTE & TOUCHE LLP


Oakland, California
November 26, 1996